As filed with the Securities and Exchange Commission on
                         April 30,2002
                      Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                              NSTAR

     (Exact Name of Registrant as specified in its charter)

           MASSACHUSETTS                        04-3466300
   (State or other jurisdiction of           (I.R.S. Employer
    incorporation or organization)           Identification No.)

  800 Boylston Street, Boston, Massachusetts          02199
   (Address of principal executive offices)         (Zip Code)
 Registrant's telephone number, including area code  (617)424-2000

                 NSTAR 1997 Share Incentive Plan
                       NSTAR Savings Plan

                   (Full titles of the Plans)

                     Douglas S. Horan, Esq.
                              NSTAR
                       800 Boylston Street
                   Boston, Massachusetts 02199
                          (617) 424-2000
    (Name, address and telephone number of agent for service)

          Please send copies of all communications to:
       David A. Fine, Esq             Richard Morrison Esq.
          Ropes & Gray                        NSTAR
     One International Place           800 Boylston Street
   Boston, Massachusetts 02110     Boston, Massachusetts 02199

                 Calculation of Registration Fee

  Title of       Amount To     Proposed     Proposed     Amount of
 Securities          Be        Maximum      Maximum     Registration
    To Be       Registered(1)  Offering    Aggregate        Fee
 Registered                    Price Per     Offering
                               Share(2)     Price(2)

 Common Shares,   3,000,000   $  44.92    $134,760,000    $12,397.92
 $1.00 par value,
 of NSTAR


(1) Includes 1,000,000 shares to be purchased from time to time for participants in the NSTAR Savings Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the NSTAR Common Shares, par value $1.00, reported on the New York Stock Exchange on April 29, 2002.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
                             PART II

                     INFORMATION REQUIRED IN
                   THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

 The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission pursuant to the Exchange Act (Central Index Key No. 0001035675), are incorporated by reference herein and shall be deemed to be a part hereof:

  (i)   Annual Report on Form 10-K for the fiscal year ended
        December 31, 2001.

  (ii) Annual Report on Form 11-K of the NSTAR Savings Plan for the fiscal year ended December 31, 2000.

  (iii) Description of Common Shares included in the Registration Statement on Form S-4 filed with the Commission on May 12, 1999 under the Securities Act, including any amendment or report filed for the purpose of updating such description.

  (iv) All documents subsequently filed by NSTAR or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

 Not applicable.


Item 5.   Interests of Named Experts and Counsel.

 Thomas G. Dignan, Jr., of Ropes & Gray (counsel to the
Registrant), is a trustee of the Registrant.

Item 6.   Indemnification of Directors and Officers.

 NSTAR's Declaration of Trust (the "Declaration of Trust") provides that, to the extent legally permissible, each of NSTAR's Trustees and officers shall be indemnified by NSTAR's trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of NSTAR, after notice that it involves such indemnification, (i) by a disinterested majority of the Trustees then in office, or (ii) by a majority of the disinterested Trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR, or (iii) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested Trustee or officer.

 In discharging his or her duties, a Trustee or officer of NSTAR, when acting in good faith, shall be fully protected in relying upon the books of account of NSTAR or of another organization in which he or she serves as contemplated by the indemnification provisions of the Declaration of Trust, reports made to NSTAR or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or similar governing body of such other organization, or upon other records of NSTAR or of such other organization. The rights of indemnification provided in the Declaration of Trust shall not be exclusive of or affect any other rights to which any Trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. As used in this provision, the terms "Trustee" and "officer" include persons who serve at the request of NSTAR as directors, officers, or trustees of another organization in which NSTAR has any direct or indirect interest as a shareholder, creditor or otherwise.

 Expenses, including counsel fees, reasonably incurred by any Trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the Declaration of Trust may be advanced by NSTAR prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification. Nothing contained in these provisions affects any rights to indemnification to which NSTAR personnel other than Trustees and officers may be entitled by contract or otherwise under law. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

Item 7.   Exemption from Registration Claimed.

 Not applicable.




Item 8.

 (a)  Exhibits:  See "Exhibit Index"

 (b) The Registrant undertakes that it will submit or has submitted the NSTAR Savings Plan (the "Plan") or any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under the Employee Retirement Income Security Act (ERISA).

Item 9.   Undertakings.

 (a)  The Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by
 Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act , each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          EXHIBIT INDEX
Exhibit Number    Description of Exhibit


    4.1           NSTAR Declaration of Trust, dated April 20,
                  1999 (incorporated by reference to Annex D to the Proxy Statement/Prospectus in Part I of
                  Registration Statement on Form S-4 of NSTAR
                  (No. 333-78285).

    4.2           By-laws of NSTAR, dated April 20, 1999
                  (incorporated by reference to Annex E to the Proxy Statement/Prospectus in Part I of
                  Registration Statement on Form S-4 of NSTAR
                  (No. 333-78285)).

    5.1           Opinion of Ropes & Gray.

    23.1          Consent of PricewaterhouseCoopers LLP.

    23.3 Consent of Ropes & Gray (included in Opinion filed as Exhibit 5.1).

    24            Power of Attorney.











                           SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 24th day of April 2002.

                       NSTAR

                       BY:  /s/ Thomas J. May
                                THOMAS J. MAY

                       TITLE:  Chairman of the Board, President,
                               Chief Executive Officer
                               and Trustee


 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities stated below on the 24th day of April, 2002.


/s/ Thomas J. May        Chairman of the Board,         Date: April 24, 2002
THOMAS J. MAY            President,
                         Chief Executive Officer
                         (Principal Executive Officer)
                         and Trustee



/s/ James J. Judge       Senior Vice President,         Date: April 24, 2002
JAMES J. JUDGE           Treasurer and
                         Chief Financial Officer
                         (Principal Financial Officer)



/s/ Robert J. Weafer, Jr  Vice President, Controller     Date: April 24, 2002
ROBERT J. WEAFER, JR.     and Chief Accounting Officer
                          (Principal Accounting Officer)



/s/ Sheldon A. Buckler    Trustee                        Date: April 24,2002
SHELDON A. BUCKLER



/s/Gary L. Countryman     Trustee                        Date: April 24, 2002
GARY L. COUNTRYMAN




/s/ Thomas G. Dignan, Jr. Trustee                        Date: April  24, 2002
THOMAS G. DIGNAN, JR.



/s/ Charles K. Gifford    Trustee                        Date: April 24, 2002
CHARLES K. GIFFORD



/s/ Matina S. Horner      Trustee                        Date: April  24, 2002
MATINA S. HORNER



/s/ Franklin M. Hundley   Trustee                        Date: April  24, 2002
FRANKLIN M. HUNDLEY




/s/ Paul A. La Camera     Trustee                        Date: April  24, 2002
PAUL A. LA CAMERA



/s/ Sherry H. Penney      Trustee                        Date: April 24, 2002
SHERRY H. PENNEY



/s/ Gerald L. Wilson      Trustee                       Date: April 24, 2002
GERALD L. WILSON



                          Trustee

DANIEL DENNIS








                                                      EXHIBIT 5.1







                             April 24, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

 Re:  NSTAR Registration on Form S-8

Ladies and Gentlemen:

 We have acted as counsel to NSTAR (the "Registrant"), a Massachusetts voluntary association, in connection with the Registrant's Registration Statement on Form S-8. The Registration Statement is to be filed with the Securities and Exchange Commission and relates to the registration under the Securities Act of 1933, as amended, of 3,000,000 Common Shares, par value $1.00 per share (the "Shares"), in connection with the NSTAR 1997 Share Incentive Plan and NSTAR Savings Plan (collectively, the "Plans").

 We are familiar with the Registration Statement and the Plans, and we have examined the Registrant's Declaration of Trust, dated April 20, 1999, and the Registrant's By-Laws. We have also examined such other documents, instruments, certificates and corporate records as we considered necessary for purposes of this opinion, and have assumed that the signatures on all documents examined by us are genuine.

 Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans and the consideration therefore received by the Registrant will be authorized, validly issued, fully paid and nonassessable.

 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,

                              /s/ ROPES & GRAY
                                  Ropes & Gray

                                                 Exhibit 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2002, except for Note D (2), as to which the date is March 22, 2002, relating to the financial statements and the financial statement schedule of NSTAR, which appear in NSTAR's Annual Report on Form 10-K for the year ended December 31, 2001.


We also consent to the incorporation by reference in this Registration Statement of our report dated June 28, 2001 relating to the financial statements of the NSTAR Savings Plan, which appears in the Annual Report of the NSTAR Savings Plan on Form 11-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP
Boston, Massachusetts

April 23, 2002
                                                       EXHIBIT 24

                        POWER OF ATTORNEY


     We, the undersigned officers and trustees of NSTAR (the "Trust"), hereby severally constitute Thomas J. May, Douglas S. Horan and James J. Judge, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of the NSTAR 1997 Share Incentive Plan and NSTAR Savings Plan, and generally to do all such things in our names and on our behalf in the capacities indicated below to enable NSTAR to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to all amendments to said registration statement.

     Witness our hands and common seal on the respective dates set forth below.

/s/ Thomas J. May
THOMAS J. MAY              Chairman of the Board,        Date: April 24, 2002
                           President,
                           Chief Executive Officer
                           (Principal Executive Officer)
                           and Trustee



/s/ James J. Judge
JAMES J. JUDGE             Senior Vice President,        Date: April 24, 2002
                           Treasurer and
                           Chief Financial Officer
                          (Principal Financial Officer)



/s/ Robert J. Weafer, Jr.
ROBERT J. WEAFER, JR.       Vice President, Controller   Date: April 24, 2002
                            and Chief Accounting Officer
                           (Principal Accounting Officer)



/s/ Sheldon A. Buckler
SHELDON A. BUCKLER         Trustee                       Date: April 24, 2002


/s/ Gary L. Countryman
GARY L. COUNTRYMAN         Trustee                       Date: April 24, 2002


/s/ Thomas G. Dignan, Jr.
THOMAS G. DIGNAN, JR.      Trustee                       Date: April 24, 2002


/s/ Charles K. Gifford
CHARLES K. GIFFORD         Trustee                       Date: April 24, 2002


/s/ Matina S. Horner
MATINA S. HORNER           Trustee                       Date: April 24, 2002


/s/ Franklin M. Hundley
FRANKLIN M. HUNDLEY        Trustee                       Date: April 24, 2002


/s/ Paul A. La Camera
PAUL A. LA CAMERA          Trustee                       Date: April 24, 2002


/s/ Sherry H. Penney
 SHERRY H. PENNEY          Trustee                       Date: April 24, 2002


/s/ Gerald L. Wilson
GERALD L. WILSON           Trustee                       Date: April 24, 2002



DANIEL DENNIS              Trustee

